UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 14, 2011

POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On March 14, 2011, Polypore International, Inc. (“Polypore”) issued a press release announcing it has approved additional capital expenditures of approximately $65 million to expand its lithium-ion battery separator capacity for Electric Drive Vehicles (“EDVs”). This capacity, which is scheduled to begin ramping up in late 2012, is being added to the Company’s facility currently under construction in Concord, North Carolina. This represents the fourth EDV-targeted expansion since August 2009. When this capacity expansion reaches full production levels in 2013, the Company will have increased lithium-ion battery separator capacity by more than 200% compared to the run rate experienced during the second half of 2010.

Item 9.01.                            Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Polypore International, Inc., dated March 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: March 14, 2011	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer